Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-285818) and Form S-8 (Nos. 333-284625, 333-240246, 333-238226, 333-232716, 333-219733, 333-174738, 333-195698, 333-130962, 333-171882, 333-185731, 333-258295 and 333-286847) of Hancock Whitney Corporation of our report dated February 26, 2026 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP
New Orleans, Louisiana
February 26, 2026